                                                                     Exhibit 23
                                                                     ----------

Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-33449, No. 33-35311, No. 33-48581 No. 333-07551 and No.
333-51741) pertaining to (a) the Harley-Davidson, Inc. 1986 Stock Option Plan and the Harley-Davidson, Inc. 1988 Stock Option Plan; (b) the Harley-Davidson Retirement Savings Plan for Salaried Employees, the Harley-Davidson Retirement Savings Plan for Milwaukee and Tomahawk Hourly Bargaining Unit Employees, and the Holiday Rambler LLC Employees Retirement Plan; (c) the Harley-Davidson Inc. 1990 Stock Option Plan; (d) the Harley-Davidson,
Inc. 1995 Stock Option Plan; and (e) the Harley-Davidson, Inc. 1998 Director Stock Plan of our report dated January 16, 1999, with respect to the consolidated financial statements and schedule of Harley-Davidson, Inc. included in this Annual Report (Form 10-k) for the year ended
December 31, 1998.



                                                             ERNST & YOUNG LLP


Milwaukee, Wisconsin
March 19, 1999